SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549

                        Form 8-K

      Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Act of 1934


                     Date of Report
            (Date of Earliest Event Reported):
                     April 15, 2005


                 UNITED MORTGAGE TRUST
      (Exact Name of Registrant as Specified in its
                 Governing Instruments)
                  (a Maryland trust)


             Commission File Number 333-10109


       (IRS Employer Identification)Number 75-6496585)


               5740 Prospect Avenue
                    Suite 1000
               Dallas, Texas 75206
       (address of principal executive offices)

          Registrant's telephone number,
       including area code: (214) 237-9305

Item 7.01 Regulation  FD Disclosure



CONFIDENTIAL - FOR BROKER INFORMATION PURPOSES ONLY

             United Mortgage Trust Update
                    April 15, 2005


To:     Broker / Dealers and Registered Representatives

From:   Todd Etter, Chairman, UMT Advisors, Inc.

The following is a status report for United Mortgage Trust. Because the report is lengthy we have inserted an Executive Summary. Please refer to the titled sections for more detail. Most of the information reported below is also included in our 2004 10-K filing and will be incorporated in our Annual Report to be issued later this month.

This report is confidential and intended for broker/dealers and registered representatives only. It is not to be disseminated to any other persons without our prior written permission.

Executive Summary

At year-end 2004 we had made 88 consecutive monthly distributions. Earnings in 2004 were an 8.15% return on equity, and a 6.7% return on original investment. Earnings were impacted by aggressive liquidation of foreclosed real estate and significant cash bank balances earning at money market rates. Earnings during 2005 are projected to exceed 2004 due to portfolio diversification, lower cash bank balances and greater use of leverage.

Throughout 2004 we diversified our investment portfolio through the securitization and sale of long-term loans, expansion of investment in interim loans and focused investment in loans secured by residential lot developments. At year end 2004, approximately 13.7% of our assets were investments in long-term single-family home loans, 57.08% of our assets were investments in interim loans and 22.3% of our assets were investments in loans secured by residential lot developments.

In January 2005 we completed a second securitization and sale of long-term loans, with the purposes of increasing the yield of those types of loans by 3% and redeploying the cash proceeds in interim loans and development loans that have higher yields than long-term loans.

During 2003 and 2004, our aggressive liquidation of foreclosed real estate made available approximately $1.5 million of sales proceeds for reinvestment,
converting non-income producing assets into income producing assets.   During
2005 we instituted a loss mitigation policy and our loan servicer has employed a REO Manager to institute a loss mitigation policy designed to reduce foreclosure and maximize our recovery from the sale of foreclosed properties.

Our distribution rate for 2004 averaged 8.6% of invested capital, and our current distribution rate is 8.0% and will be reviewed by our Trustees with 2005 first quarter results when they will set the dividend rate for the second quarter of 2005.

We will be required to suspend our share repurchase program with the merger announcement with UMT Holdings, L. P., likely to take place during the second quarter of 2005. We intend to reinstitute a share repurchase program or similar liquidity program after conclusion of the merger, estimated to be third quarter 2005.

The audit of our financial reporting practices cited weakness in our practices as legislated by Sarbanes-Oxley Rules. New financial reporting rules have resulted in additional workload and expense for the Company as we instituted new policies and procedure for 2005. Be assured though that the accuracy of our financial reporting was not in question and has been attested to by our auditors.

We expect to announce our intent to merge with UMT Holdings, L. P. in the second quarter 2005 and hope to conclude the merger by the end of the third quarter 2005. The merger terms proposed will fix the rate of return for our shareholders at 8.5% and provide expanded liquidity.

Detailed Analysis

This analysis includes the following:

Section I:    2004 Earnings
Section II:   Repositioning of Assets
Section III:  Securitization of Long-term Loans
Section IV:   Sale of Real Estate Owned ('REO')
Section V:    Distribution Rate
Section VI:   Share Repurchase Program
Section VII:  Sarbanes, Oxley ('SOX') Reporting
Section VIII: Merger Status

I.  2004 Earnings

Through diversification of our loan portfolio we have continued to achieve higher yields from our investments. 2004 Gross Income was $13,889,448 or $1.97 per share. Our aggressive policy towards the liquidation of foreclosed real estate, (see Sale of REO, section IV below), resulted in $1,800,000 of loan
losses for 2004, or $.26 per share.   More demanding accounting practices, (see
SOX Reporting, section VII below), required an additional $921,000 in loan loss reserve or $.13 per share. In addition, high cash bank balances adversely impacted our earnings. The average daily cash balance was approximately $4,518,000. The cash was deposited in a money market or money fund account and earned between 1% and 2%. Our Net Income was $9,466,008 or $1.34 per share, equaling an 8.15% return on equity, and a 6.7% return on original investment.

Due to our reduced inventory of foreclosed properties, we can be less aggressive when liquidating our real estate owned ('REO') in 2005, (see Sale of REO, section IV below). In addition, we have refined our loss analysis method and have reserved in 2004 what we believe is an adequate amount to cover 2005 losses from the sale of foreclosed properties securing our long-term loan portfolio.

In addition, we will continue to reserve during 2005 for loan losses associated with interim mortgage loans.

With what we have stated above, we anticipate that our earnings in 2005 to exceed 2004.

II. Repositioning of Assets

We continue to shift to a portfolio weighted to interim mortgages and loans secured by residential lot developments because:

1) suitable interim mortgage and land development loan investments are available to us on an exclusive basis through our affiliates;

2) interim mortgage loans and land development loans have demonstrated less risk and as a result we have not experienced as significant losses due to default;

3) blended yields have been higher for the two categories which should positively affect earnings.

As of December 31, 2004, our interim and long-term mortgage loan portfolio, totaled $94,390,000, consisting of 545 residential mortgages, 9 contracts for deed and 945 interim mortgages. The average loan in the portfolio had a blended interest rate of 13.11%, a current annual yield of 13.24%, an investment-to-value ratio of 71.17%, and an average unpaid principal balance of $63,000. At December 31, 2004 interim loans comprised 57.08% of our assets and long-term mortgage loans comprised 13.7% of our assets.

Throughout 2004 we increased our investment in loans secured by residential lot developments through our affiliate United Development Funding, ('UDF'). As of December 31, 2004, our land development loan portfolio totaled $28,722,000. Ourinvestment in land development loans is senior to approximately $15,000,000 in UDF equity and diversified with more than 20 loans throughout major Texas residential markets. We received interest income ranging from 12% to 15% from our land development loan investments throughout 2004. Since its formation in 2003 UDF has funded $100,000,000 of loans and received $46,000,000 of loan payoffs.

Currently we are receiving an average of 14.1% on our land development loans. At December 31, 2004 land development loans comprised 22.3% of our assets.

We have increased our bank line of credit from $10,000,000 to $15,000,000 to fund the growth of our investment portfolio. With the repositioning of our assets, (see Repositioning of Assets, section II below), and the growth in suitable interim loans available to us, we expect to minimize our uninvested cash and maximize the use of our credit facility.

III.  Securitization of Long-term Loans

The yield on the majority of our long-term residential loans has been increased through the securitization and sale of approximately 78% or our long-term loan portfolio. In April of 2004 and again in January of 2005, we securitized and sold two pools of loans, an aggregate of $22,000,000 of our long-term loans.
As a part of the securitization we received approximately $16,500,000 in cash, retained approximately $5,500,000 in subordinate mortgage interests yielding approximately 11.6% and realize additional mortgage interest income of
approximately 2.3% on the senior interests.   The yield increased on the
subordinate mortgage interests from 11.6% to 18.5%. We were able to reinvest the sale proceeds, approximating $16,500,000 into higher yielding mortgage loans. Through prudent management, we believe we have appropriately utilized capital markets to effectively preserve the integrity of the yield on our long-term loan assets.

IV.  Sale of Real Estate Owned, ('REO')

During 2003 and 2004 we sold a significant number of foreclosed properties continuing our aggressive program of liquidation of non-incoming producing assets. We realized losses in 2004 and 2003 of approximately $1,867,000, and $1,822,000 respectively, a 2% increase between periods.

We began 2004 with 72 foreclosed long-term loan properties and foreclosed an additional 50 loans during the year, down 40% from the prior year. We sold 98 properties in 2004 leaving a year-end REO inventory of 24 properties, a 66% reduction over the prior year inventory, marking the end of our aggressive liquidation policy. We began 2004 with 25 foreclosed interim loan properties; we foreclosed 29 throughout the year and sold 31 leaving 23 interim fore-closures at year end. Defaults as a percentage of total income producing properties for 2004 was 3.20%, down 25% from the prior year.

The resultant short-term impact to earnings will be supported over time by the redeployment of sale proceeds into income producing loans. We realized approximately $1,512,000 from the 2003 and 2004 REO sale proceeds into interim mortgages and land development loans.

Our present REO management policies, based on our reduced REO inventory, are focused on loss mitigation and maximum recovery from sale of foreclosed properties. We believe our actions represent the best long-term course for maximizing the yield on our portfolio.

V.  Distribution Rate

Distributions for the year ended December 31, 2004 were made at a rate of 8.6% reflective of a 9.2% rate for the first six months of the year and 8.0% for the last six months of the year. The dividend portion of the distribution in 2004 was $1.34 per weighted share equaling an 8.15% return on equity, and a 6.7% return on original investment. We distributed $2,657,856 or $.38 per share in excess of earnings in 2004, bringing cumulative distributions on excess of earnings to $6,386,352 or $.91 per share, (approximately 4.5% of original share price). Our Trustees have established a dividend target approximating 90% of our earnings per share and intend to cease distributions in excess of earnings.

Our current distribution rate is 8.0% and will be reviewed by our Trustees in the second quarter of 2005 and, based on our estimated earnings rate, our distribution may be modified.

VI.  Share Repurchase Program

We repurchased 199,541 shares in 2004 at an average price of $19.49 per share or 97.45% of the original per share price. Since inception we have repurchased 642,307 shares at an average price of $19.74 per share or 98.7% of the original share price. Shares held less than 12 months were subject to repurchase at a discount. We continue to repurchase shares monthly in an amount not to exceed the greater of our dividend reinvestment amount or $83,333 per month.
Currently we have 210,410 shares tendered for repurchase.

Under applicable securities laws, we will be required to suspend the share repurchase program upon the announcement of our pending merger (see Merger Status, section VIII below). A share repurchase program will commence following the completion of the shareholder merger vote anticipated to occur in the third quarter of 2005.

VII.  Sarbanes-Oxley ('SOX')  Reporting

2004 was our first year reporting under Sarbanes-Oxley Rules, ('SOX'). Our auditors conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that they plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our auditors identified four material weaknesses as of December 31, 2004; 1) we lacked segregation of duties, as we have since inception because Cricket Griffin performs all accounting functions, 2) we did not have documented policies and procedures for financial reporting, 3) Cricket Griffin is not a degreed accountant and, as such, does not possess accounting and financial reporting knowledge and experience 4) we did not properly analyze and record loan loss reserves.

During the eight years that Cricket Griffin has functioned as our only accounting personnel, we have produced audited financial statements to which our auditors have attested without reservation. In the years prior to Sarbanes-Oxley our financial statements, disclosures or results of operations have been produced in accordance with GAAP rules and our auditors have opined
to their accuracy.   In the last two years we have developed and reassessed
loss reserves and our methodology relating thereto and we are satisfied, as are our auditors, that our reserves and methodology are now adequate.

SOX requires that all public companies operate under a more demanding public reporting standard and we have resolved to incur the additional expense and workload to address the weaknesses identified by our auditors and will endeavor to fully comply with the new SOX internal control and reporting requirements.

VIII.  Merger Status

In November 2003, we received a merger proposal from an entity organized by persons that include officers and owners of UMT Holdings, L. P. and UMT Advisors, Inc. In response to the proposal, our Board of Trustees formed a special committee and retained legal and financial experts to assist in evaluating the proposal.

The special committee has concluded its negotiations and deliberations, and is expected to make a recommendation to the full Board of Trustees supporting the transaction upon receipt of a fairness opinion from its advisor Southwest Securities. Southwest Securities is prepared to issue the fairness opinion after review of UMT and UMTH 2004 year end financial statements. UMT financials are complete and UMTH financials are expected by April 30, 2005.

Under the current proposal, each holder of our shares of beneficial interest at the time of the closing of the merger would receive a 10-year Class A Debenture having an original principal amount of $20 for each share owned by such holder and an annual interest rate of 8.5%, which interest shall be payable monthly.

Following the Board of Trustees approval, UMTH will file a registration statement with the Securities and Exchange Commission to permit the submission of the merger to a vote of the Company's shareholders. We anticipate an effective date for the registration statement by early third quarter 2005 and the proxy solicitation to be completed within 60 days of the effective date. A vote in favor by at least 80 % of the UMT shareholders will be required to effect the merger.

Benefits of the merger include:

  The merger of UMT and UMT Holding, L. P. brings into one entity the loan origination and capital components.

  UMTH limited partnership structure would allow for conducting a trade or business, notably origination of real estate secured loans, prohibited under the Real Estate Investment Trust structure while continuing to benefit from the single tax structure.

  United Mortgage Trust effectively captures the Interim origination companies which it is currently dependent upon for loan production thereby ensuring the continuity and longevity of the UMT business investment model.

  Economies of scale in combining underwriting, origination, servicing and administrative functions of seven separate lending platforms into one.

  Eliminating the need to rely on the capital markets for Interim loan originations eliminating competitive influences on loan production.

  United Mortgage Trust, under the REIT structure is restricted in its use of leverage. In today's low interest rate environment UMT is challenged to maintain its historic yield without greater use of lower cost funds.

  Under the UMTH structure UMT expands its ability to purchase alternative real estate secured assets allowing for diversification in investment structure necessary to ensure UMT's capital is fully and prudently invested.

  UMTH Series A Debenture offers a fixed rate of return in lieu of a dividend determined by current earnings.

  UMTH Qualified Repurchase Plan offers increased liquidity for investors.

  UMTH offers a Payment Reinvestment Plan allowing for continuing participation by investors.

  A senior security position for UMT shareholders.

  UMTH capital structure offers increased payment coverage ratios by effectively subordinating loan originating companies' profits to the Class A Debenture obligations.

  A five year premium for early redemption of Class A Debentures.

  Elimination of UMT Trust advisory function and UMT capital sourcing function and related burden.

  Greater economies in entity administration, shareholder relations, public reporting and transfer agent functions.

  Continued benefit of a public reporting company.


Conclusion

Over the last eight years we have recognized changes in the residential real estate finance industry, managed our business to adapt to the industry changes and rewarded our investors with attractive yields. We have moved our investment focus from long-term sub-prime residential real estate loans to short-term, lower loan-to-value interim loans and further to short-term residential lot development loans. In accordance with the changes in our method of operation, we have proposed a new entity structure designed to ensure the longevity of our investment model. We remain confident of our direction to maximize performance of our investment portfolio and look forward to accomplishing all we have planned for 2005. We thank you for your continued support.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


UNITED MORTGAGE TRUST
April 15, 2005                            /S/Christine A. Griffin
                                          Christine A. Griffin
                                          President